Exhibit 99.(h).(4).(i)

EXECUTION VERSION

JOINDER AGREEMENT
TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Joinder Agreement and Amendment dated December 10, 2015 by and among Virtus Fund Services, LLC (“Company”), the trusts known as Virtus Mutual Funds listed on Exhibit A, Virtus Variable Insurance Trust, Virtus Alternative Solutions Trust, and VATS Offshore Fund, Ltd. (each, a “Fund” and together, the “Funds”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	Company, Virtus Mutual Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). A Joinder Agreement and Amendment to the Sub- Administration and Accounting Services Agreement was entered into among the parties on February 24, 2014 for the purpose of amending the Agreement and adding certain Funds.

B.	Company, each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each investment company listed at Exhibit A shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

3.	Exhibit B to the Agreement shall be amended and restated as attached hereto.

4.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

EXECUTION VERSION

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President

VIRTUS FUND SERVICES, LLC

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Senior Vice President

VIRTUS MUTUAL FUNDS:
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	V.P. & Ass't. Treasurer

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	V.P. & Ass't. Treasurer

VIRTUS ALTERNATIVE SOLUTIONS TRUST

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	V.P. & Ass't. Treasurer

VATS OFFSHORE FUND, LTD.

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	V.P. & Ass't. Treasurer

EXECUTION VERSION

EXHIBIT A

THIS EXHIBIT A, dated December 10, 2015 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

FUNDS

VIRTUS MUTUAL FUNDS

Virtus Equity Trust

Virtus Insight Trust

Virtus Opportunities Trust

Virtus Retirement Trust (effective January 6, 2016)

Virtus Variable Insurance Trust

Virtus Alternative Solutions Trust

              VATS Offshore Fund, Ltd.

EXECUTION VERSION

EXHIBIT B

THIS EXHIBIT B, dated December 10, 2015 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

GROUP A

Virtus Equity Trust

Virtus Balanced Fund*
Virtus Contrarian Value Fund
Virtus Growth & Income Fund*

Virtus Mid-Cap Core Fund*
Virtus Mid-Cap Growth Fund*

Virtus Quality Large-Cap Value Fund*
Virtus Quality Small-Cap Fund*
Virtus Small-Cap Core Fund*

Virtus Small-Cap Sustainable Growth Fund*
Virtus Strategic Growth Fund*

Virtus Tactical Allocation Fund*

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund*
Virtus Low Duration Income Fund*

Virtus Tax-Exempt Bond Fund*

Virtus Opportunities Trust

Virtus Bond Fund*

Virtus CA Tax-Exempt Bond Fund*
Virtus Emerging Markets Debt Fund*

Virtus Emerging Markets Equity Income Fund*
Virtus Emerging Markets Small-Cap Fund*
Virtus Essential Resources Fund

Virtus Foreign Opportunities Fund*
Virtus Global Infrastructure Fund
(formerly, Virtus Global Dividend Fund*)
Virtus Global Opportunities Fund*

Virtus Global Real Estate Securities Fund*
Virtus Greater European Opportunities Fund*
Virtus Herzfeld Fund*

Virtus High Yield Fund*
Virtus International Equity Fund*

Virtus International Real Estate Securities Fund*
Virtus International Small Cap Fund*

Virtus International Wealth Masters Fund
Virtus Low Volatility Equity Fund*

Virtus Multi-Sector Intermediate Bond Fund*

EXECUTION VERSION

Virtus Multi-Sector Short Term Bond Fund*
Virtus Real Estate Securities Fund*
Virtus Senior Floating Rate Fund*

Virtus Wealth Masters Fund*

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund*
Virtus Sector Trend Fund

Virtus Dynamic Trend Fund
Virtus Equity Trend Fund
Virtus Multi-Asset Trend Fund

Virtus Global Equity Trend Fund

Virtus Retirement Trust1

(effective January 6, 2016)

Virtus DFA 2015 Target Date Retirement Income Fund
Virtus DFA 2020 Target Date Retirement Income Fund
Virtus DFA 2025 Target Date Retirement Income Fund
Virtus DFA 2030 Target Date Retirement Income Fund
Virtus DFA 2035 Target Date Retirement Income Fund
Virtus DFA 2040 Target Date Retirement Income Fund
Virtus DFA 2045 Target Date Retirement Income Fund
Virtus DFA 2050 Target Date Retirement Income Fund
Virtus DFA 2055 Target Date Retirement Income Fund
Virtus DFA 2060 Target Date Retirement Income Fund

GROUP B

VIRTUS VARIABLE INSURANCE TRUST

Virtus Capital Growth Series*
Virtus Growth & Income Series*
Virtus International Series*

Virtus Multi-Sector Fixed Income Series*
Virtus Equity Trend Series

Virtus Real Estate Securities Series*
Virtus Small-Cap Growth Series*
Virtus Small-Cap Value Series*
Virtus Strategic Allocation Series*

GROUP C

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Alternative Income Solution Fund
Virtus Alternative Total Solution Fund
VATS Offshore Fund, LTD. 2

Virtus Alternative Inflation Solution Fund

_________________________

1 Expected launch date for commencement of services on or about January 6, 2016.

2 Fees will be included with those fees charged to the Portfolio that holds the Cayman subsidiary.

EXECUTION VERSION

Virtus Credit Opportunities Fund
Virtus Select MLP and Energy Fund

Virtus Multi-Strategy Target Return Fund
Virtus Strategic Income Fund

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.